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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,
33-54075, 33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568,
333-62572, and Form S-3, Nos. 33-36001 and 333-60175) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and a universal shelf registration statement of Wellman, Inc. of our report dated February 12, 2003, with respect to the consolidated financial statements and financial statement schedules included in this Form 10-K/A of Wellman, Inc. for the year ended December 31, 2002.

                                /s/ Ernst & Young LLP

Charlotte, North Carolina
April 29, 2003